UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)

(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 8, 2008, Angela Gittens, a director of JetBlue Airways Corporation (the “Company”) since September 2005, notified the Corporate Governance and Nominating Committee of the Board of Directors of the Company that, due to new professional obligations, she would be resigning from the Board of Directors immediately following the Company’s annual meeting of stockholders to be held on May 15, 2008 (the “Annual Meeting”).

On April 8, 2008, David Neeleman, Chairman of the Board of Directors of the Company and former Chief Executive Officer and founder of the Company, notified the Corporate Governance and Nominating Committee that he would not be standing for re-election at the Annual Meeting in order to enable him to devote his full time and attention to his new, as yet unnamed, Brazilian domestic airline.

The Company thanks Ms. Gittens and Mr. Neeleman for their exemplary service to the Board and to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
By:	/s/ EDWARD BARNES
Executive Vice President and Chief Financial Officer (principal financial officer)

Date: April 9, 2008